UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 20, 2007
(Date of earliest event reported)

ELECTRO ENERGY INC.

(Exact name of registrant as specified in charter)

Florida	333-90614	59-3217746

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Shelter Rock Road, Danbury, Connecticut	06810

(Address of principal executive of offices)	(Zip code)

(203) 797-2699

(Registrant's telephone number including area code)

n/a

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

As previously disclosed, Electro Energy, Inc. (the "Company") had issued and sold $11 million aggregate principal amount of its 8.5% Senior Secured Convertible Notes (the "Notes") in an exempt private offering, pursuant to that certain Note and Warrant Purchase Agreement dated as of March 31, 2006 by and among the Company and certain investors (the "Agreement"). The Notes are subject to semi-annual Interest (as defined in the Agreement) and pursuant to certain terms contained in the Notes, the Company has elected to pay the Interest payment due on September 30, 2007 (the "Interest Payment Date") in shares of its common stock.

Pursuant to the Agreement, the Company is obligated to issue a number of shares of its common stock to the Note holders in advance of the Interest Payment Date, to be applied against the amount due as Interest. The number of shares that the Company is obligated to issue is based upon 90% of the average of the five lowest volume weighted average prices for the 20 consecutive Trading Days ending on the 27th Trading Day that is immediately prior to the Interest Payment Date. In addition, the Company is required to give the Note holders advance notice of its election to pay the Interest in shares of common stock. Accordingly, on September 20, 2007, the Company, pursuant to the terms of the Agreement, delivered an aggregate of 730,994 shares of unrestricted, registered common stock to the Note holders' accounts with The Depository Trust Company, representing the number of shares required to pay the Interest owed as of the Interest Payment Date.

On September 20, 2007, the Company, pursuant to the terms of the Agreement, provided notice to the Note holders that the Company had elected to pay the Interest due on the Interest Payment Date entirely in shares of the Company's common stock.

The Agreement also provides for a possible issuance of an additional number of shares based on a comparison of (i) the average of the five lowest volume weighted average prices for the 20 trading days ending on the trading day immediately prior to the Interest Payment Date with (ii) the five lowest volume weighted average prices for the 20 consecutive Trading Days ending on the 27th Trading Day that is immediately prior to the applicable Interest Payment Date.

The shares of common stock were offered and issued in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, and in reliance on similar exemptions under applicable state securities laws.

SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO ENERGY INC.

	By:	/s/ Timothy E. Coyne
Name: Timothy E. Coyne
Title: Chief Financial Officer
Dated: September 21, 2007